Exhibit 10.7

NEONODE INC.

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

The Participant has been granted the number of Restricted Stock Units set forth below (the “RSUs”) pursuant to the Neonode Inc. 2015 Stock Incentive Plan (the “Plan”), as follows:

Participant:	_________________
Date of Grant:	_________________
Number of Restricted Stock Units:	_________________
Vested Shares:	Subject to your continued status as a Service provider through each of the applicable vesting dates, the RSUs shall become vested, in whole or in part, in accordance with the terms of the Plan, the Award Agreement, this Notice of Grant and the following schedule:
First Anniversary of Vesting Commencement Date 1/4 of the Number of RSUs
Second Anniversary of Vesting Commencement Date 1/4 of the Number of RSUs
Third Anniversary of Vesting Commencement Date 1/4 of the Number of RSUs
Fourth Anniversary of Vesting Commencement Date 1/4 of the Number of RSUs

Capitalized terms not defined herein shall have the meaning as set forth in the Plan.

If the vesting conditions described in the Vested Shares section above are not achieved by the date indicated, the Award will terminate and Participant’s right to the shares will be forfeited.

By signing below, the Participant agrees that the Company, its directors, officers and stockholders shall not be held liable for any tax, penalty, interest or cost incurred by the Participant as a result of such determination by the IRS. The Participant is urged to consult with his or her own tax advisor regarding the tax consequences of the RSUs, including the application of Section 409A.

By their signatures below, the Company and the Participant agree that the RSUs are governed by this Grant Notice and by the provisions of the Plan and the Award Agreement, both of which are attached to and made a part of this document. The Participant acknowledges receipt of copies of the Plan and the Award Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the RSUs subject to all of their terms and conditions.

NEONODE INC.	PARTICIPANT

By:
Signature
Its:
Date

Address:
Address

ATTACHMENTS:   Neonode Inc. 2015 Stock Incentive Plan, as amended to the Date of Grant; Award Agreement

NEONODE INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

Neonode Inc. has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Award Agreement is attached a number of Restricted Stock Units (the “RSUs”) pursuant to the terms and conditions set forth in the Grant Notice and this Agreement. The RSUs have been granted pursuant to and shall in all respects be subject to the terms and conditions of the Neonode Inc. 2015 Stock Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with the terms and conditions of, the Grant Notice, this Agreement and the Plan, (b) accepts the RSUs subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.            Definitions and Construction.

1.1            Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2            Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.            Vesting.

Subject to the limitations contained herein, the RSUs shall vest as provided in the Grant Notice, provided that vesting shall cease upon the termination of the Participant’s Service. Any RSUs that have not vested shall be forfeited upon termination of Service.

3.            Distribution of Shares of Stock.

The Company will deliver to the Participant a number of shares of Stock equal to the number of vested shares of Stock subject to the RSUs on the vesting date or dates provided in the Grant Notice; provided, however, that the shares of Stock subject to the RSUs that vest on or prior to the execution of the Grant Notice shall be delivered as soon as practicable following the date of execution of the Grant Notice; and provided further, however, that in the event that the Company determines that the Participant is subject to its policy regarding insider trading of the Company’s stock and any shares of Stock subject to the RSUs are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an applicable “window period,” as determined by the Company in accordance with such policy, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered as soon as practicable within the next applicable “window period” pursuant to such policy.

4.            Execution of Documents.

The Participant hereby acknowledges and agrees that the manner selected by the Company to indicate the Participant’s consent to the Grant Notice is also deemed to be execution of the Grant Notice and of this Agreement. The Participant further agrees that such manner of indicating consent may be relied upon as the Participant’s signature for establishing execution of any documents to be executed in the future in connection with the RSUs. This Agreement shall be deemed to be signed by the Company and the Participant upon the respective signing by the Company and the Participant of the Grant Notice to which it is attached.

5.            Unsecured Obligation.

The RSUs are unfunded, and as a holder of vested number of RSUs, the Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of Stock pursuant to this Agreement.

6.            Tax Withholding.

6.1            In General. At the time this Agreement is executed, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the grant or vesting of the RSUs or the issuance of Stock in settlement thereof. The Company shall have no obligation to deliver Stock until the tax obligations of the Company have been satisfied by the Participant.

6.2            Withholding in Securities. The Company may, in its discretion, permit or require the Participant to satisfy all or any portion of the tax obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the RSUs a number of shares of Stock having a fair market value, as determined by the Company as of the date on which the tax obligations arise, not in excess of the amount of such tax obligations determined by the applicable withholding rates. In the event that the Company determines that the tax obligations will not be satisfied by the method described above, the Participant authorizes the designated plan administrator or any successor plan administrator, to sell a number of shares of Stock otherwise deliverable to the Participant in settlement of the RSUs, which the Company determines is sufficient to generate an amount that meets the tax obligations plus additional shares of Stock, as necessary to account for rounding and market fluctuation, and to pay such tax withholding amounts to the Company. The shares of Stock may be sold as part of a block trade with other Participants of the Plan in which all Participants receive an average price. Any adverse consequences to the Participant resulting from the procedure permitted under this Subsection 6.2, including, without limitation, tax consequences, shall be the sole responsibility of the Participant.

6.3            Consultation. The Participant hereby acknowledges that he or she understands that the Participant may suffer adverse tax consequences as a result of participation in the Plan. The Participant hereby represents that the Participant has consulted with tax consultants in connection with the Award and that the Participant is not relying on the Company for any tax advice.

7.            Miscellaneous Provisions.

7.1            Compliance with Section 409A. The Company intends that income realized by the Participant pursuant to the Plan and this Agreement will not be subject to taxation under Section 409A of the Code. The provisions of the Plan and this Agreement shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A of the Code. The Company, in its reasonable discretion, may amend (including retroactively) the Plan and this Agreement in order to conform to the applicable requirements of Section 409A of the Code, including amendments to facilitate the Participant’s ability to avoid taxation under Section 409A of the Code. However, the preceding provisions shall not be construed as a guarantee by the Company of any particular tax result for income realized by the Participant pursuant to the Plan or this Agreement. In any event, and except for the responsibilities of the Company set forth in Section 6, no Participating Company shall be responsible for the payment of any applicable taxes on income realized by the Participant pursuant to the Plan or this Agreement.

7.2            Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

7.3            Binding Effect. Subject to the restrictions on transfer set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

7.4            Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with any employment, service or other agreement with the Participant and a Participating Company referring to the RSUs, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any vesting of the RSUs and shall remain in full force and effect.

7.5            Applicable Law. This Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

7.6            Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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